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                                  Exhibit 3.1


                          CERTIFICATE OF INCORPORATION




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                          CERTIFICATE OF INCORPORATION

                                       OF

                              NEUBERGER BERMAN INC.

         FIRST: The name of the Corporation is Neuberger Berman Inc.

         SECOND: The Corporation's registered office in the State of Delaware is at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 250,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

         (b) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder and shall be entitled to vote with respect to all matters as to which a stockholder of a Delaware corporation would be entitled to vote.

         (c) The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.

         The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (i) the designation of the series, which may be by distinguishing number, letter or title;

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                  (ii) the number of shares of the series, which number the
         Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                  (iii) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

                  (iv) whether dividends, if any, shall be payable in cash, in kind or otherwise;

                  (v) the dates on which dividends, if any, shall be payable;

                  (vi) the redemption rights and price or prices, if any, for shares of the series;

                  (vii) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                  (viii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (ix) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

                  (x) restrictions on the issuance of shares of the same series or of any other class or series; and

                  (xi) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such


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         matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

         (d) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

         (e) Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution of the Board of Directors of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose a single class.

         (f) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation or to a Preferred Stock Certificate of Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

         (g) Except as may be required by law or as provided in this Certificate of Incorporation or in a Preferred Stock Certificate of Designation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

         (h) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


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         FIFTH: The name and mailing address of the incorporator is as follows:

                Elisabeth Nosarios
                c/o Debevoise & Plimpton
                875 Third Avenue
                New York, New York 10022

         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

         (a) The number of Directors constituting the Board of Directors shall be as set forth in or pursuant to the By-Laws of the Corporation, subject to the rights of holders of any series of preferred stock, if any.

         (b) Subject to the rights of any holders of any series of preferred stock, if any, to elect additional Directors under specified circumstances, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director or the entire Board of Directors, but only for cause.

         (c) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled in the manner provided in the By-Laws of the Corporation.

         (d) Advance notice of nominations for the election of Directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

         (e) The election of Directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

         (f) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

         (g) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide. In addition to any requirements of law and any other provision of this Certificate of Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the


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By-Laws upon the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

         SEVENTH: (a) No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director or the Corporation existing at the time of such repeal or modification.

         EIGHTH: Effective as of the time the Common Stock shall be registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

         NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or Directors (in the present form of this Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation; provided, however, that any amendment or repeal of Article SEVENTH of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and, provided, further, that Articles SIXTH, SEVENTH, EIGHTH and NINTH of this Certificate of Incorporation shall not be amended, altered or repealed without the affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.


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         IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of August, 1998.



                                           /s/ Elizabeth Nosarios
                                           ---------------------------
                                           Elisabeth Nosarios








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